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                                                                 Exhibit (n)(ii)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Post-Effective Amendment No. 4/Amendment No. 7 to Registration Statement No. 333-73672/811-04901 of General American Separate Account Eleven on Form N-6 of our report dated March 15, 2005, relating to General American Separate Account Eleven appearing in the Prospectus, which is a part of such registration statement, and our report dated April 21, 2005 relating to General American Life Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in the method of accounting for certain non-traditional long duration contracts and separate accounts, and embedded derivatives in certain insurance products as required by new accounting guidance which became effective on January 1, 2004 and October 1, 2003, respectively), appearing in the Statement of Additional Information, which is also a part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus and Statement of Additional Information which are parts of such registration statement.

/s/ Deloitte & Touche LLP

Certified Public Accountants
Tampa, Florida
April 25, 2005